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                                                                   Exhibit 10.13

                        CONSULTING AGREEMENT AND RELEASE
                        --------------------------------

     This CONSULTING AGREEMENT AND RELEASE (the "Agreement and Release") is made and entered into as of December 18, 1997, by and between Choice Hotels International, Inc., a Delaware corporation ("Choice") and Barry L. Smith ("Smith").

                                    RECITALS

     A. Smith has informed Choice that he intends to retire from Choice upon the appointment of a successor to his position.

     B.   Choice desires to retain Smith as a consultant.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of are hereby acknowledged, the parties agree as follows:

     1.   Resignation.  Smith shall resign as Senior Vice President, Marketing,
          -----------
upon 45 days after a successor has been appointed by the Board of Directors to the position (or similar position with similar responsibilities), but in no event later than December 15, 1998 (the "Resignation Date").

     2.   Consulting Period.  During the period from the Resignation Date
          -----------------
through December 15, 1998 (assuming the Resignation Date is a date prior to December 15, 1998), Smith will remain on Choice's payroll and such period will be referred to as the "Initial Consulting Period". At the mutual election of Choice and Smith and upon 30 days prior written notice by one party, to be accepted or rejected by the other in ten (10) days after receipt of notice, the Initial Consulting Period shall be extended, upon acceptance, for successive one year periods (the "Additional Consulting Period"); provided, however, that to so extend, the Additional Consulting Period must still be in effect on the one year anniversary of the commencement of such term.

     3.   Consulting Services.
          -------------------

          3.1      Services to be Rendered.  During the Initial Consulting
                   -----------------------
Period and any Additional Consulting Period, Smith shall provide such consulting and advisory services to Choice related to marketing issues affecting Choice, as may be requested by Choice from time to time.

          3.2      Report to CEO.  During the Initial Consulting Period, Smith
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shall report to the Chief Executive Officer of Choice or to such other officer as Choice may designate.

     4.   Compensation.
          ------------

          4.1      Fees.  For and in consideration of the continued agreement of
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Smith to render to Choice the services listed in Section 3, Smith will be entitled to an Initial Consulting Period fee for the period ended December 15, 1998 in an amount equal to $265,000, or the pro
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rata portion thereof if the Initial Consulting Period commences after January 1,
1998. These fees shall be payable in equal bi-weekly installments with usual deductions taken. During any Additional Consulting Period, Smith shall be paid for services rendered to Choice at a rate of $200 per hour. Smith shall submit monthly bills to Choice with payment due within 30 days thereof.

          4.2      Benefits.  Choice and Smith have negotiated the following
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undertakings with respect to the amount and payment schedule of certain benefits to be paid to Smith.

                   A. During the Initial Consulting Period, Smith shall be eligible for a bonus under the same bonus plan as in effect as of the date hereof. The criteria for such bonus shall be agreed to between the parties. Smith shall remain eligible for a bonus for the fiscal year ended December 31, 1997.

                   B. No additional vacation or sick leave shall accrue during the Initial Consulting Period or any Additional Consulting Period.

                   C. The lump sum relocation expense reimbursement of $2,300 per month shall cease on the Resignation Date.

                   D. Reimbursement of reasonable business and travel expenses in accordance with Choice's policies. No car allowance will be paid after the Resignation Date.

                   E. During the Initial Consulting Period and any Additional Consulting Period, Smith shall have the right to exercise Manor Care, Inc., Sunburst Hospitality Corporation and Choice stock options that vest through December 15, 1998 or the end of any Additional Consulting Period in accordance with the number of shares shown to vest in the Barry Smith Choice Stock Report and the Barry Smith Sunburst Stock Report, collectively attached hereto as Exhibit A. Choice agrees that Smith shall be deemed continuously eligible by
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Choice throughout the Initial Consulting Period and any Additional Consulting
Period for purposes of participation in such stock option plans; however, Smith shall not be entitled to receive any future grants under the stock option plans but he shall be entitled to exercise those previously granted.

                   F. During the Initial Consulting Period, Smith may continue to make standard employee payments for medical and life insurance plans (not including AD&D), if and as maintained by Choice during the Initial Consulting Period. In connection therewith, Smith shall elect and pay for COBRA coverage with Choice and shall be reimbursed by Choice for the difference between the COBRA coverage premium and the standard Choice employee premium.

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     5.   Smith Not to Compete.
          ---------------------

          5.1      Non-Compete.  During the Initial Consulting Period, Smith
                   ------------
shall not be employed by or provide consulting services to any other individual, company, firm or other entity. Smith also agrees that during the Initial Consulting Period and any Additional Consulting Periods, Smith will not engage, without first obtaining Choice's prior written consent, directly or indirectly, in any activities within the Territory (as defined below) whether as employee, officer, director, partner, joint venturer, stockholder (other than the holder of less than 5% of the stock of a corporation the securities of which are traded on a national securities exchange or in the over-the-counter market), consultant or agent, which involves a business which is in direct competition to the business in which Choice is engaged at the time of termination of the Initial Consulting Period.

          5.2      Territory.   For the purposes of this Section 5, the
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"Territory" shall mean any place within the continental United States in which
Choice is, at the time of the termination of the Additional Consulting Period, engaged in business.

          5.3      Enforceability.  It is the intent and understanding of each
                   ---------------
party hereto that if, in any action before any court or agency legally empowered to enforce the covenants contained in this Section 5 any term, restriction, covenant or promise contained therein is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

     6.   Complete Release.
          ----------------

          6.1      Smith.  Smith agrees to release Choice, its former parents,
                   -----
Sunburst Hospitality Corporation (formerly Choice Hotels International, Inc.) and Manor Care, Inc ., and any related companies, subsidiaries and affiliates, and the officers, directors, employees and agents of all of them, from all claims or demands Smith may have based on Smith's employment with Choice or the termination of that employment except for claims for benefits under this Agreement. This includes a release of any rights or claims Smith may have under the Age Discrimination in Employment Act, which prohibits age discrimination in employment; Title VII of the Civil Rights Act of 1964, which prohibits discrimination in employment based on race, color, national origin, religion or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; and any other federal, state or local laws or regulations prohibiting employment discrimination. This also includes a release by Smith of any claims for personal injuries, wrongful discharge, compensation and benefits, expenses, bonuses, or any other employee rights or benefits not otherwise being
paid for pursuant to this Agreement.   This release does not include a release
of Smith's right, if any, to retirement or profit-sharing benefits or deferred compensation arrangements under the standard programs of Choice nor release of his rights under this Agreement.

     This Agreement and Release covers both claims Smith knows about and those he may not know about. Smith assumes the risk of such unknown claims which may exist at the time he signs this Agreement and agrees that this Agreement shall apply to any and all known and unknown claims, except the parties agree that this release does not apply to those claims involving fraud or dishonesty on the part of Choice.

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     Smith hereby acknowledges that he has been treated fairly by Choice in the course of his employment, and in the separation of his employment, and further acknowledges that he has not suffered any age discrimination or wrongful termination and has no claims of any kind against Choice or any related companies, subsidiaries, affiliates, or the officers, directors, employees or agents of any of them.

          6.2      Choice.  Choice and any subsidiaries, and the officers,
                   ------
directors, employees and agents of all of them, agree to release Smith from all claims or demands Choice may have based on Smith's employment with Choice or the termination of that employment except for any claims involving fraud or dishonesty on the part of Smith.

          This Agreement and Release covers both claims Choice knows about and those it may not know about. Choice assumes the risk of such unknown claims which may exist at the time it signs this Agreement and agrees that this Agreement shall apply to any and all known and unknown claims except as provided in the previous paragraph.

     7.   Future Lawsuits or Claims.  Each party promises never to file a
          -------------------------
lawsuit, administrative proceeding or agency action asserting any claims which are released in Paragraph 6 of this Agreement except for claims that may arise out of this Agreement or any stock option plans. Except to the extent otherwise required by law, each party further agrees not to assist any other person in bringing any action, claim or demand against the other party with respect to claims that are released in Paragraph 6. Smith and Choice further agree to keep confidential all of the events leading up to Smith's separation from Choice.

     8.   Non-Disparagement.  Choice and Smith agree that they respectively
          -----------------
shall not disparage the business reputation of the other party hereto and each shall not communicate to any person any information which would cause injury to or tend to cause injury to the business reputation of the other.

     9.   Certificate.  Smith acknowledges and agrees that as an additional
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precondition to receiving the benefits described herein, Smith must execute the
Certificate (that is attached as Appendix "A" to this Agreement and Release) after the Resignation Date and return the Certificate to Choice Hotels International, Inc., 10750 Columbia Pike, Silver Spring, Maryland 20901,
Attention: Senior Vice President, Human Resources. This Certificate must be received by Choice no later than five business days after the Resignation Date.

     10.  Business Information of Choice/Non-Solicitation of Choice's Employees.
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Smith agrees not to directly or indirectly, or cause others to make use of or disclose to others any non-public information relating to the business of Choice and its affiliates, which information would be considered Trade Secrets under the Maryland Uniform Trade Secrets Act. For a period of two

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(2) years from December 15, 1998, Smith agrees not to solicit for employment or contract for services with, directly or indirectly, on his behalf or on behalf of any other person or entity, any person employed by Choice, or its subsidiaries or affiliates during the twenty-four (24) month period prior to December 15, 1998, unless Choice consents in writing.

     11.  Non-Release of Future Claims.  This Agreement does not waive or
          ----------------------------
release any rights or claims that Smith may have under the Age Discrimination in Employment Act which arise after the date Smith signs this Agreement.

     12.  Consequences of Violation of Promises.  If either party breaks the
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promises contained in Paragraph 7 of this Agreement and files a lawsuit, administrative proceeding or agency action based on claims that such party has released, the breaching party will pay for all costs incurred by the non-breaching party, including reasonable attorneys' fees, in defending against such claim. A breaching party shall also pay for all damages and costs incurred by the non-breaching party in connection with a breach of the provisions of Section 18.

     13.  Consultation; Revocation.  Smith is advised to consult with an
          ------------------------
attorney prior to executing this Agreement. He may have a period of up to 21 days to consider this Agreement. Smith acknowledges that no deadlines of less than 21 days have been imposed on him to review or execute this Agreement. In addition, should he choose to sign the Agreement, he shall have a period of seven days to revoke such signature. Revocation can be made by delivering a written notice of revocation to the Senior Vice President, Human Resources, Choice Hotels International, Inc., 10750 Columbia Pike, Silver Spring, Maryland 20901. For this revocation to be effective, written notice must be received by the Senior Vice President, Human Resources no later than the close of business on the seventh (7th) day after Smith signs this Agreement. If Smith revokes this Agreement it shall not be effective or enforceable and Smith will not receive the benefits described in Section 4.

     14.  Encouragement to Consult with Attorney.  Smith is strongly encouraged
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to consult with an attorney before signing this Agreement.  Smith understands that whether or not to do so is Smith's decision.

     15.  Signing is Voluntary.  Smith acknowledges that he has had adequate
          --------------------
opportunity to review this Agreement with an attorney, that Smith understands its terms, that Smith was not coerced into signing, and that Smith signed this Agreement knowingly and voluntarily.

     16.  Complete Defense.  Each party fully understands and agrees that
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this Agreement may be pleaded by the other as a complete defense to any claim or entitlement which may be asserted by a party against the other, for or on account of any matters waived or released in this Agreement.

     17.  Non-Admission of Liability.  The parties each make this Agreement to
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avoid the cost of defending against any possible lawsuit.  By making this
Agreement, neither party admits that it has done anything wrong.

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     18.  Confidentiality.  Smith and Choice agree to preserve the
          ---------------
confidentiality of this Agreement, except to the extent that disclosure is required by law, rule or regulation; and except that it is permissible for either party to disclose the terms of this Agreement to such party's accountants, attorneys and advisors, financial institution with whom he/it has a customer relationship and to any third party not otherwise employed by and/or affiliated with Choice with whom Smith contemplates a business relationship that is not prohibited by the terms of this Agreement.

     19.  Entire Agreement.  This is the entire Agreement between Smith and
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Choice. Choice has made no promises to Smith other than those in this Agreement.

     20.  Choice of Law; Jurisdiction.  This Agreement shall be construed
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exclusively in accordance with the laws of the State of Maryland, without regard to the principles of conflicts of laws therein. In the event that a dispute arises under this Agreement and legal action is instituted, the parties agree that such action shall be maintained exclusively in the Circuit Court for Montgomery County, Maryland. The parties hereby voluntarily submit to the jurisdiction of said court.

     SMITH HAS HAD AN OPPORTUNITY TO CAREFULLY REVIEW AND CONSIDER THIS AGREEMENT WITH AN ATTORNEY, AND HE HAS HAD SUFFICIENT TIME TO CONSIDER IT. AFTER SUCH CAREFUL CONSIDERATION, HE KNOWINGLY AND VOLUNTARILY ENTERS INTO THIS AGREEMENT WITH FULL UNDERSTANDING OF ITS MEANING.

     PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

                                 CHOICE HOTELS INTERNATIONAL, INC.

ATTEST:
                                 By:___________________________________________
____________________________         Thomas Mirgon, Senior Vice President


WITNESS:
                                 ______________________________________________
____________________________     Barry L. Smith

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